                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Maili Bergman                                         Mike Overby
Director of Investor Relations                        Chief Financial Officer
408.434.5158 (voice)                                  408.434.5112 (voice)
408.434.5005 (fax)                                    408.434.5005 (fax)
maili.bergman@adept.com                               mike.overby@adept.com


ADEPT TECHNOLOGY REPORTS 34% INCREASE IN REVENUE OVER SAME QUARTER OF PRIOR YEAR

(SAN JOSE, CA) October 25, 2000--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its first quarter ended September 30, 2000. Net revenues for the quarter ended September 30, 2000 were $27.6 million, an increase of 34% over net revenues of $20.6 million for the quarter ended October 2, 1999. Adept reported net income, before amortization of goodwill and other intangibles resulting from Adept's acquisition of companies ("amortization expense"), of $0.7 million, or $0.06 per fully diluted share, for the quarter ended September 30, 2000, versus net loss of $1.5 million, or $0.15 per fully diluted share, for the quarter ended October 2, 1999. Including amortization expense of $1.4 million, Adept reported net loss of $0.7 million, or $0.07 per fully diluted share, for the quarter ended September 30, 2000.

Operating income for the quarter ended September 30, 2000 was $0.1 million before amortization expense, or a loss of $1.3 million including amortization expense, as compared to operating loss of $3.8 million for the quarter ended October 2, 1999. Gross margin for the quarter ended September 30, 2000 was 46.5% versus 38.2% in the quarter ended October 2, 1999. Operating expenses excluding amortization expense for the quarter ended September 30, 2000 were $12.7 million, or $14.1 million including amortization expense, compared to $11.7 million in operating expenses for the quarter ended October 2, 1999.

All financial information presented includes the results for BYE/Oasis Engineering, Inc., which was acquired in July 1999 and was accounted for as a pooling of interests. The fourth quarter of fiscal 2000 and fiscal year 2000 results both include the results of operations for two months of Pensar Tucson, Inc., which was acquired on April 28, 2000, as well as the results of operations for one month of NanoMotion, Inc., which was acquired on May 31, 2000. Adept completed the acquisition of HexaVision Technologies on July 21, 2000. The Pensar, NanoMotion and HexaVision acquisitions were accounted for using the purchase method of accounting.

Brian R. Carlisle, Chairman and Chief Executive Officer of Adept noted "During the summer and fall quarters we have been integrating the acquisitions of Pensar, NanoMotion and HexaVision, which we made in the spring, and developing products based on the new technologies. We expect that these products, which include precision microstages for fiber optic assembly, and our new Adept Vision AVI, will begin shipping in the second half of our fiscal year. Towards the end of our fiscal year we expect to begin shipping our standard platforms for fiber optic assembly, which integrate microstages, precision vision, Adept robots and material handling into work cells that perform certain assembly operations for fiber optic components."

"We are pleased with our first quarter increase of 34% over the respective quarter one year ago," said Carlisle. "We intend to continue our focused R&D, marketing and sales efforts on providing precision assembly products for our three key markets: fiber optics, semiconductors and telecommunications/electronics. "

We continue to make excellent progress in both fiber optics and semiconductors. In fiber optics we achieved significant year to year growth in both bookings and revenues. In semiconductors we received three new OEM design wins for our Adept FPE 200 integrated front end handling system."

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer; Mike Overby, Vice President and Chief Financial Officer; and John Dulchinos, Vice President Sales will host an investor conference call today, October 25, 2000 at 5:00p.m. Eastern Time to review the company's financials and operations for the first quarter of fiscal 2001. The call will include statements regarding the company's expectations regarding its financial performance in the second quarter of fiscal 2001. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end for fiscal year 2001 results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.vcall.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.vcall.com. A telephonic playback of the conference call will also be available for 5 business days from 6:00p.m., Eastern Time, Wednesday, October 25, 2000 to 9:00pm., Eastern Time, Wednesday, November 1, 2001. Listeners should call 800.428.6051 and use Reservation No. 138846.

This press release contains certain forward-looking statements, including specifically statements made by Brian Carlisle and statements in the BUSINESS OUTLOOK section, that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including: future economic, competitive and market conditions including those in Europe and Asia and those related to its strategic markets; the potential delays associated with the development and introduction of new products or software releases; the cyclicality of capital spending of the company's customers; the company's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the timing of orders, cancellations by, and shipments to customers; the risks associated with reliance on systems integrators; the risks associated with international sales and purchases; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion and HexaVision, unanticipated costs in connection with the acquisition or integration, loss of employees or other business disruptions, and the need to manage growth; the risks associated with new product development and the need to manage product transitions; the company's dependence on retention and attraction of key employees; the risks associated with product defects; the company's dependence on third-party relationships; the uncertainty of patent and proprietary technology protection and third party intellectual property claims; change in, or failure or inability to comply with government regulations; general economic and business conditions; the failure of any new products to be accepted in the marketplace; any decreased investment in robotics generally, and in the company's intelligent automation products particularly, as a result of general or specific economic conditions or conditions affecting any of the company's primary markets; or decreased acceptance of the company's current products in the marketplace.

For a discussion of other risk factors relating to Adept's business, see the company's Form 10Q for the quarters ended October 2, 1999, January 1, 2000 and April 1, 2000, as well as the company's annual report on Form 10K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 2000.



                                      # # #

                             ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)


                                                              Three months ended
                                                        ---------------------------
                                                        September 30,    October 2,
                                                             2000           1999
                                                        -------------    ----------
Net revenues                                               $ 27,621       $ 20,634
Cost of revenues                                             14,783         12,747
                                                           --------       --------
Gross margin                                                 12,838          7,887
Operating expenses:
     Research, development and engineering                    4,866          3,459
     Selling, general and administrative                      7,836          7,257
     Merger-related expenses                                     --            988
     Amortization of goodwill and other intangibles           1,425             --
                                                           --------       --------
Total operating expenses                                     14,127         11,704
                                                           --------       --------

Operating loss                                               (1,289)        (3,817)

Interest income, net                                            189            309
                                                           --------       --------

Loss before income taxes                                     (1,100)        (3,508)

Benefit for income taxes                                       (385)        (1,062)
                                                           --------       --------

Net loss                                                   ($   715)      ($ 2,446)
                                                           ========       ========

Net income (loss) per share:

     Basic                                                 ($  0.07)      ($  0.26)
                                                           ========       ========

     Diluted                                               ($  0.07)      ($  0.26)
                                                           ========       ========

Number of shares used in computing per share amounts:

     Basic                                                   10,743          9,491
                                                           ========       ========

     Diluted                                                 10,743          9,491
                                                           ========       ========

                                                                     September 30,   June 30,
                                                                         2000         2000
                                                                     -------------   --------
ASSETS

Current assets:
      Cash, cash equivalents and short term investments                 $ 8,575      $20,437
      Accounts receivable, less allowance for doubtful accounts of
         $793 at September 30, 2000 and $637 at June 30, 2000            22,721       25,527
      Inventories                                                        17,818       15,153
      Deferred tax assets and prepaid expenses                            6,919        7,049
                                                                        -------      -------

             Total current assets                                        56,033       68,166

Property and equipment at cost                                           28,716       25,675
Less accumulated depreciation and amortization                           21,227       20,092
                                                                        -------      -------
Net property and equipment                                                7,489        5,583

Goodwill and other intangibles, net                                      21,604       16,963
Other assets                                                              5,499        2,811
                                                                        -------      -------

             Total assets                                               $90,625      $93,523
                                                                        =======      =======


LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Accounts payable                                                  $ 8,805      $10,841
      Other accrued liabilities                                           9,541       10,732
                                                                        -------      -------

             Total current liabilities                                   18,346       21,573

Commitments and contingencies

 Long term liabilities:
      Deferred income tax                                                 1,403        1,222

Total shareholders' equity                                               70,876       70,728
                                                                        -------      -------

             Total liabilities and shareholders' equity                 $90,625      $93,523
                                                                        =======      =======